SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE CHINA FUND, INC.

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FOR IMMEDIATE RELEASE

CONTACT:

James Burke

AST Fund Solutions

646-322-0361

jburke@astfundsolutions.com

The China Fund, Inc. Announces Postponement of Annual Meeting of Stockholders

New York, New York, March 23, 2018 – The China Fund, Inc. (NYSE: CHN) (the “Fund”) announced today that its Board of Directors has postponed the Annual Meeting of the Fund’s Stockholders (the “Meeting”) scheduled for March 27, 2018 to 1:00 pm on April 26, 2018, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019. Stockholders of record as of February 2, 2018 will be entitled to notice of, and to attend and vote at, the Meeting.

The Fund is a closed-end management investment company seeking long-term capital appreciation primarily through investment in the equity securities of companies engaged in business in the People’s Republic of China.

Additional Information

This communication may be deemed to be proxy solicitation material. In connection with the Fund’s 2018 Annual Meeting of Stockholders, the Fund filed a definitive proxy statement and other relevant documents, including a form of proxy card, with the SEC on February 5, 2018. The definitive proxy statement and a form of proxy have been mailed to the Fund’s stockholders. Stockholders are urged to read the Fund’s definitive proxy statement and any other documents filed by the Fund with the SEC in connection with the 2018 Annual Meeting because they contain important information.

Investors will be able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the Fund’s definitive proxy statement and proxy card also are available without charge from the Fund’s proxy solicitor, D.F. King, who may be reached toll-free at (800) 207-3156.

The Fund and its directors and President are “participants” in the solicitation of proxies from stockholders of the Fund in connection with the 2018 Annual Meeting. Information regarding those persons is provided in the definitive proxy statement filed by the Fund with the SEC.

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